NEWS RELEASE For further information, contact Kent Henschen, Director – Marketing & Corporate Communications Tel: 414-768-4626 Fax: 414-768-4474 khenschen@bucyrus.com www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007

                South Milwaukee, Wisconsin  – November 1, 2007 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of large-scale excavation equipment used in surface mining and of high technology system solutions for underground coal mining, announced today its summary unaudited results for the three and nine months ended September 30, 2007.

Operating Results

                The net assets acquired and results of operations of DBT GmbH (“DBT”) since the date of acquisition on May 4, 2007 are included in Bucyrus’ financial information presented below which, as a result of the shortened reporting period, may not be indicative of future results. The allocation of the DBT purchase price to acquired assets is preliminary and will be adjusted upon completion of the final valuations. Bucyrus now has two reportable segments: surface mining and underground mining. Prior to the acquisition of DBT, all of Bucyrus’ operations were in surface mining. The new underground segment refers to the operations of DBT.

                Sales consisted of the following:

	For the three months ended September 30,			For the nine months ended September 30,

	2007	2006	% Change	2007	2006	% Change

	(Dollars in thousands)
Surface:
Original equipment	$113,119	$74,493	51.9%	$277,223	$181,701	52.6%
Aftermarket parts and service	123,985	110,487	12.2%	363,837	350,736	3.7%

	237,104	184,980	28.2%	641,060	532,437	20.4%

Underground:
Original equipment	174,140	N/A	N/A	277,422	N/A	N/A
Aftermarket parts and service	89,034	N/A	N/A	146,958	N/A	N/A

	263,174	N/A	N/A	424,380	N/A	N/A

Total:
Original equipment	287,259	74,493	285.6%	554,645	181,701	205.3%
Aftermarket parts and service	213,019	110,487	92.8%	510,795	350,736	45.6%

	$500,278	$184,980	170.4%	$1,065,440	$532,437	100.1%

                The overall increase in surface mining sales highlights the ongoing global demand for Bucyrus’ products and services, which continues to be driven by the sustained strength in markets for commodities mined by Bucyrus machines. Capacity constraints continue to have an impact on surface mining sales, and the ongoing expansion of Bucyrus’ South Milwaukee facilities is expected to be completed by the first quarter of 2008. Underground sales continue to be consistent with Bucyrus’ expectation for DBT sales in 2007 at the time of the DBT acquisition.

                Gross profit for the third quarter of 2007 was $123.6 million, or 24.7% of sales, compared with $47.9 million, or 25.9% of sales, for the third quarter of 2006. Gross profit for the nine months ended September 30, 2007 was $272.0 million, or 25.5% of sales, compared with $135.7 million, or 25.5% of sales, for the nine months ended September 30, 2006. Gross profit for the third quarter and first nine months of 2007 was reduced by $8.9 million and $15.1 million, respectively, of amortization of purchase accounting adjustments as a result of the acquisition of DBT, which had the effect of reducing the gross profit percentage for the third quarter and first nine months of 2007 by 1.8% and 1.5%, respectively. The increases in gross profit were primarily due to the acquisition of DBT and increased surface mining original equipment sales, as well as improved gross margins on both surface mining original equipment and aftermarket parts and services.

                Selling, general and administrative expenses for the third quarter of 2007 were $57.2 million, or 11.4% of sales, compared with $18.7 million, or 10.1% of sales, for the third quarter of 2006. Selling, general and administrative expenses for the nine months ended September 30, 2007 were $121.4 million, or 11.4% of sales, compared with $52.3 million, or 9.8% of sales, for the nine months ended September 30, 2006. The increase in selling, general and administrative expenses was primarily due to the acquisition of DBT.

                Operating earnings were as follows:

	For the three months ended September 30,			For the nine months ended September 30,

	2007	2006	% Change	2007	2006	% Change

	(Dollars in thousands)

Surface mining	$41,436	$26,538	56.1%	$104,202	$74,933	39.1%
Underground mining	12,283	N/A	N/A	23,749	N/A	N/A

Total operations	53,719	26,538	102.4%	127,951	74,933	70.8%

Corporate	(4,173)	N/A	N/A	(6,221)	N/A	N/A

Consolidated total	$49,546	$26,538	86.7%	$121,730	$74,933	62.5%

Operating earnings for underground mining operations were reduced by purchase accounting adjustments of $20.2 million and $30.7 million for the third quarter and first nine months of 2007, respectively. The purchase accounting adjustments included amortization of intangible assets of $11.2 and $15.2 for the third quarter and first nine months of 2007, respectively. The increase in consolidated operating earnings for the quarter and nine months ended September 30, 2007 was primarily due to the acquisition of DBT and increased gross profit resulting from increased sales volume related to surface mining operations.

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                Interest expense for the third quarter of 2007 was $9.7 million compared with $0.8 million for the third quarter of 2006. Interest expense for the nine months ended September 30, 2007 was $18.1 million compared with $2.1 million for the nine months ended September 30, 2006. The increase in interest expense in 2007 was due to increased debt levels related to the financing of the acquisition of DBT.

                Income tax expense for the third quarter of 2007 was $13.4 million, or 32.0% of pre-tax earnings, compared with $8.9 million, or 34.8% of pre-tax earnings, for the third quarter of 2006. Income tax expense for the nine months ended September 30, 2007 was $33.0 million, or 30.8% of pre-tax earnings, compared with $19.9 million, or 27.4% of pre-tax earnings, for the nine months ended September 30, 2006. The effective tax rate for the quarter and nine months ended September 30, 2007 resulted from a combination of increased earnings in lower-taxed jurisdictions and foreign tax credit benefits.

                Net earnings for the third quarter of 2007 were $28.6 million, or $.77 per share, compared with $16.7 million, or $0.53 per share, for the third quarter of 2006. Net earnings for the nine months ended September 30, 2007 were $74.2 million, or $2.16 per share, compared with $52.8 million, or $1.69 per share, for the nine months ended September 30, 2006. Amortization of intangible assets for the third quarter of 2007 includes $5.5 million ($3.8 million net of tax) of amortization as a result of purchase accounting adjustments made in the third quarter related to DBT trademarks. Net earnings for the third quarter of 2007 were reduced by $14.0 million, net of tax, of amortizations of purchase accounting adjustments related to the acquisition of DBT. This amount included $8.9 million for inventory, $11.2 million for intangible assets, $0.1 million for fixed assets and $6.2 million of income tax benefits. Net earnings for the nine months ended September 30, 2007 were reduced by $20.4 million, net of tax, of amortizations of purchase accounting adjustments related to the acquisition of DBT. This amount included $14.5 million for inventory, $15.2 million for intangible assets, $1.0 million for fixed assets and $10.3 million of income tax benefits.

                EBITDA for the third quarter of 2007 was $70.6 million, an increase of 134.0% from $30.2 million for the third quarter of 2006. As a percent of sales, EBITDA for the third quarter of 2007 was 14.1% compared with 16.3% for the third quarter of 2006. EBITDA for the nine months ended September 30, 2007 was $160.4 million, an increase of 86.9% from $85.8 million for the nine months ended September 30, 2006. As a percent of sales, EBITDA for the nine months ended September 30, 2007 was 15.1% compared with 16.1% for the nine months ended September 30, 2006. Included in third quarter and first nine months EBITDA for 2007 was $28.6 million and $48.9 million, respectively, related to underground mining operations. EBITDA is defined as net earnings before interest income, interest expense, income taxes, depreciation and amortization. EBITDA includes the impact of non-cash stock compensation expense, severance expenses, loss on sales of fixed assets and the inventory fair value purchase accounting adjustment charged to cost of products sold as set forth in the following tables. EBITDA is a measurement not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as an alternative to GAAP measures of performance. For a reconciliation of net earnings as shown in the Unaudited Consolidated Statements of Earnings to EBITDA and a reconciliation of net cash provided by operating activities as shown in the Unaudited Consolidated Statements of Cash Flows to EBITDA, see the tables below.

                Capital expenditures for the first nine months of 2007 were $61.6 million, which included $27.8 million related to Bucyrus’ previously announced ongoing expansion of its South Milwaukee facilities. The remaining capital expenditures consisted primarily of production machinery at the South Milwaukee manufacturing facility.

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The following table shows backlog as of September 30, 2007 and December 31, 2006, as well as the portion of backlog which is or was expected to be recognized within 12 months of these dates:

	September 30, 2007	December 31, 2006	% Change

	(Dollars in thousands)
Surface:
Total	$899,757	$894,749	0.6%
Next 12 months	$629,539	$593,828	6.0%

Underground:
Total	$395,793	N/A	N/A
Next 12 months	$355,830	N/A	N/A

Combined:
Total	$1,295,550	$894,749	44.8%
Next 12 months	$985,369	$593,828	65.9%

                New orders related to surface mining operations for the third quarter of 2007 were $47.1 million and $95.1 million for original equipment and aftermarket parts and service sales, respectively. New orders related to surface mining operations for the first nine months of 2007 were $345.6 million and $300.5 million for original equipment and aftermarket parts and service sales, respectively. New orders related to underground mining operations for the third quarter of 2007 were $100.4 million and $89.5 million for original equipment and aftermarket parts and service sales, respectively. New orders related to underground mining operations for the period May 4, 2007 through September 30, 2007 were $227.6 million and $151.8 million for original equipment and aftermarket parts and service sales, respectively.

Conference Call

                Bucyrus will hold a telephone conference call pertaining to this news release at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Friday, November 2, 2007. Interested parties should call (866) 203-2528 ((617) 213-8847 for international callers), participant passcode 38307577. A replay of the call will be available until November 16, 2007 at (888) 286-8010 ((617) 801-6888 internationally), passcode 23997581. The conference call will also be available as a webcast. The webcast can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until December 2, 2007.

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FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•	disruption of plant operations due to equipment failures, natural disasters or other reasons;

•	the ability to attract and retain skilled labor;

•	production capacity;

•	the ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•
the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, interest rates, customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	the ability to continue to offer products containing innovative technology that meets the needs of customers;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	product liability, environmental and other potential litigation;

•	work stoppages at the company, its customers, suppliers or providers of transportation;

•	the ability to satisfy under-funded pension obligations;

•	the ability to effectively and efficiently integrate the operations of DBT and to realize expected levels of sales and profit from this acquisition;

•	potential risks, material weaknesses in financial reporting and liabilities of DBT unknown to Bucyrus;

•	dependence on the commodity price of coal and other conditions in the coal markets;

•	reliance on significant customers;

•	experience in the underground mining business, which is less than some of Bucyrus’ competitors; and

•	increased levels of debt and debt service obligations relating to the acquisition of DBT.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ prospectus supplement filed with the Securities and Exchange Commission on May 9, 2007 in connection with the recent public offering of its common stock and Bucyrus’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2007 and other cautionary statements described in other reports filed by Bucyrus with the Securities and Exchange Commission. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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BUCYRUS INTERNATIONAL, INC. Consolidated Condensed Statements of Earnings (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,

	2007	2006	2007	2006

	(Dollars in thousands, except per share amounts)
Sales	$500,278	$184,980	$1,065,440	$532,437
Cost of products sold	376,650	137,086	793,437	396,736

Gross profit	123,628	47,894	272,003	135,701
Selling, general and administrative expenses.	57,238	18,728	121,369	52,266
Research and development expenses	5,172	2,182	12,334	7,155
Amortization of intangible assets	11,672	446	16,570	1,347

Operating earnings	49,546	26,538	121,730	74,933

Interest expense	9,712	804	18,137	2,050
Other (income) expense – net	(2,207)	83	(3,639)	202

Earnings before income taxes	42,041	25,651	107,232	72,681

Income tax expense	13,439	8,931	33,005	19,881

Net earnings	$28,602	$16,720	$74,227	$52,800

Net earnings per share:
Basic:
Net earnings per share	$.77	$.53	$2.16	$1.69

Weighted average shares	37,114,732	31,289,478	34,294,412	31,255,652

Diluted:
Net earnings per share	$.76	$.53	$2.14	$1.67

Weighted average shares	37,485,691	31,498,745	34,620,572	31,547,086

Other Financial Data:
EBITDA (1)	$70,561	$30,151	$160,405	$85,837

Non-cash stock compensation expense (2)	$1,536	$1,063	$4,593	$2,807
Severance expenses (3)	181	571	1,411	1,312
(Gain) loss on sale of fixed assets (4)	58	(19)	358	36
Inventory fair value adjustment charged to cost of products sold (5)	8,859	—	14,490	—

	$10,634	$1,615	$20,852	$4,155

(1)
EBITDA is defined as net earnings before interest income, interest expense, income tax expense, depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure the company’s liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to operating earnings under accounting principles generally accepted in the United States of America, or GAAP, as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such a interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings and net cash provided by operating activities..

(2)	Reflects non-cash stock compensation expense related to Bucyrus’ equity incentive plans.

(3)	Reflects severance expenses for personnel changes in the ordinary course.

(4)	Reflects losses on the sale of fixed assets in the ordinary course.

(5)	In connection with the acquisition of DBT, inventories purchased were adjusted to estimated fair value. This adjustment is being charged to cost of products sold as the inventory is sold.
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BUCYRUS INTERNATIONAL, INC. EBITDA Reconciliation (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,

	2007	2006	2007	2006

	(Dollars in thousands)
Net earnings	$28,602	$16,720	$74,227	$52,800
Interest income	(1,534)	(174)	(2,505)	(415)
Interest expense	9,712	804	18,137	2,050
Income tax expense	13,439	8,931	33,005	19,881
Depreciation	7,906	3,166	19,342	9,406
Amortization	12,436	704	18,199	2,115

EBITDA	70,561	30,151	160,405	85,837

Changes in assets and liabilities	(37,612)	(34,275)	(90,942)	(48,509)
Non-cash stock compensation expense	1,536	1,063	4,593	2,807
(Gain) loss on sale of fixed assets	58	(19)	358	36
Interest income	1,534	174	2,505	415
Interest expense	(9,712)	(804)	(18,137)	(2,050)
Income tax expense	(13,439)	(8,931)	(33,005)	(19,881)

Net cash provided by (used in) operating activities	$12,926	$(12,641)	$25,777	$18,655

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BUCYRUS INTERNATIONAL, INC. Consolidated Balance Sheets (Unaudited)

	September 30, 2007	December 31, 2006

	(Dollars in thousands)
Assets
Cash and cash equivalents	$40,040	$9,575
Receivables-net	464,026	162,535
Inventories	503,596	176,277
Deferred income taxes	13,641	11,725
Prepaid expenses and other	52,563	16,408

Total current assets	1,073,866	376,520

Goodwill	308,142	47,306
Intangible assets-net	257,664	28,097
Deferred income taxes	38,859	16,117
Other assets	38,525	7,523

Total other assets	643,190	99,043

Property, plant and equipment - net	379,693	125,149

Total assets	$2,096,749	$600,712

Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$271,653	$127,724
Liabilities to customers on uncompleted contracts and warranties	164,917	32,233
Income taxes	58,124	9,978
Current maturities of long-term debt and other short-term obligations	8,503	331

Total current liabilities	503,197	170,266

Postretirement benefits	18,351	17,313
Pension and other	292,452	34,871

Total other liabilities	310,803	52,184

Long-term debt	546,187	82,266

Common stockholders’ investment	736,562	295,996

Total liabilities and common stockholders’ investment	$2,096,749	$600,712

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BUCYRUS INTERNATIONAL, INC. Segment Information (Unaudited) (Dollars in thousands)

Three months ended September 30, 2007

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets

Surface mining	$237,104	$41,436	$5,254	$18,804	$739,165
Underground mining	263,174	12,283	15,088	7,158	1,357,584

Total operations	500,278	53,719	20,342	25,962	2,096,749
Corporate	—	(4,173)	—	—	—

Consolidated Total	$500,278	49,546	$20,342	$25,962	$2,096,749

Interest expense		(9,712)
Other income (including interest income of $1,534)		2,207

Earnings before income taxes		$42,041

Nine months ended September 30, 2007

	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets

Surface mining	$641,060	$104,202	$14,834	$51,191	$739,165
Underground mining	424,380	23,749	22,707	10,366	1,357,584

Total operations	1,065,440	127,951	37,541	61,557	2,096,749
Corporate	—	(6,221)	—	—	—

Consolidated Total	$1,065,440	121,730	$37,541	$61,557	$2,096,749

Interest expense		(18,137)
Other income (including interest income of $2,505)		3,639

Earnings before income taxes		$107,232

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